Exhibit 99.1

DeVry Inc. Announces First-Quarter 2013 Results

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--October 25, 2012--DeVry Inc. (NYSE: DV), a global provider of educational services, today reported academic, operational and financial results for its fiscal 2013 first-quarter ended Sept. 30, 2012. DeVry also reported enrollment results at DeVry University, DeVry Medical International, Chamberlain College of Nursing, Carrington Colleges Group, DeVry Brasil, and graduate coursetakers at DeVry University/Keller Graduate School of Management.

Operational accomplishments this quarter included:

  A reduction in total costs for the quarter of $27 million on a sequential basis
  A 53 percent increase in new student enrollments at Chamberlain, resulting in more than 12,000 total students for the September session
  An increase in new enrollments at Carrington of 33 percent versus prior year
  An 8.4 percent increase in new students at DeVry Medical International
  The completion of the Faculdade do Vale do Ipojuca (FAVIP) acquisition resulting in a total of more than 26,000 students in DeVry Brasil’s institutions

Selected financial data for the three months ended Sept. 30, 2012:

  Revenues decreased 7.0 percent to $482.7 million
  Net income decreased 44.4 percent to $32.0 million
  Diluted earnings per share decreased 41.0 percent to $0.49
  Operating cash flow of $164.1 million generated during the quarter
  1.1 million shares repurchased during the quarter

“We are off to a good start in achieving our top two priorities of realigning our costs and regaining enrollment growth,” said Daniel Hamburger, DeVry’s president and chief executive officer. “We are now on track to deliver cost savings of $60 million for fiscal 2013, and Carrington’s new student enrollments exceeded our expectations. These efforts, combined with the results from DeVry Medical International, Chamberlain and Becker, demonstrate that we are making solid progress on our performance improvement plan.”

Real Estate Optimization

Given recent reductions in force, primarily at DeVry University and Carrington, the organization has excess administrative office capacity in the Chicago area. As part of its ongoing real estate optimization program, management plans to sell the Wood Dale, Ill., administrative office building later this year and relocate those employees to existing administrative office space in other Chicagoland locations. DeVry anticipates recording a non-cash restructuring charge of $9 to $10 million associated with this transaction in the second fiscal quarter of 2013. It expects to save approximately $2 million annually as a result of this consolidation.

Organizational Highlights

Business, Technology and Management Segment

DeVry University

For the September session at DeVry University, new undergraduate enrollments decreased 8.6 percent to 6,580 compared to 7,200 for the previous year. Total undergraduate students decreased 14.9 percent to 56,086 versus 65,933 for the session a year ago, reflecting a continuation of the trends experienced in previous periods.

At the graduate level, total coursetakers in the September session decreased 7.8 percent to 22,072 versus 23,937 for the same session a year ago. DeVry believes these results can be viewed in the broader context of declining enrollments at the graduate level in all sectors of higher education, particularly among MBA programs.

The total number of DeVry University online undergraduate and graduate coursetakers in the September session decreased 9.4 percent to 71,200 versus 78,602 in the same session a year ago.

DeVry University recently launched a new advertising campaign that underscores the growing need for an educated workforce to fill tomorrow’s jobs in high-demand sectors. The new campaign can be seen at the following link: http://investors.devryinc.com/Investor-Relations/Presentations-and-Reports/default.aspx

As an example of the strong value proposition of our career-focused programs, graduate employment at DeVry University was 85.7 percent in the most recent annual reporting period. This average includes graduates of associate and bachelor’s degree programs for the twelve-month period ending February 2012. See the enrollment table on page six for additional information.

Medical and Healthcare Segment

DeVry Medical International

In the 2012 September session for DeVry Medical International, new students increased 8.4 percent to 925, compared to 853 students for prior year session. Total students increased 2.1 percent to 6,209 compared to 6,082 students in the same session last year. Expansion of American University of the Caribbean School of Medicine’s (AUC) campus continues with a new academic building under construction, which is scheduled for completion in fall 2013.

Chamberlain College of Nursing

Chamberlain's new student enrollment in the September session increased 52.6 percent to 1,625 students, compared to 1,065 in September 2011. Total student enrollment increased 20.2 percent to 12,050 students compared with 10,029 during the same period last year.

These results reflect strong demand at campuses opened in the last several years and a record grand opening at Chamberlain’s Atlanta campus. In September, Chamberlain received approval for a new campus in Cleveland with classes scheduled to start in January 2013.

Chamberlain recently partnered with the National League for Nursing (NLN) to establish the NLN Chamberlain College of Nursing Center for the Advancement of the Science of Nursing Education. The NLN/Chamberlain Center will promote evidence-based nursing education and the scholarship of teaching, enabling the expansion of NLN programming in nursing education research.

Carrington Colleges Group

For the three month period ending September 30, 2012, new student enrollment for Carrington Colleges Group increased 33.3 percent to 3,396 versus 2,548 in the previous year. Total enrollment decreased 8.3 percent to 7,628 compared to 8,322 in the prior year.

These institutions continued to make progress on their turnaround plans, which led to higher quality inquiries, and improved conversion and retention rates in the quarter.

International, K-12, and Professional Education Segment

Becker Professional Education

Becker recently announced that it has been named an approved provider of continuing professional education (CPE) to the IRS for its Registered Tax Return Preparers and Enrolled Agents. Becker also launched CPA preparatory courses in Mandarin, continuing the expansion of its international presence.

DeVry Brasil

During the quarter, DeVry Brasil acquired Faculdade do Vale do Ipojuca (FAVIP). In the September 2012 term, new students increased 2.2 percent to 4,179, compared to 4,090 students last year. Total students increased 9.2 percent to 26,346 compared to 24,135 students in the same term last year. DeVry Brasil continues to expand its curriculum and invest in student services, new programs, and new campus locations.

Balance Sheet/Cash Flow

For the first quarter, DeVry generated $164.1 million of operating cash flow. As of Sept. 30, 2012, cash, marketable securities and investment balances totaled $250.3 million and there were no outstanding borrowings.

Share Repurchase Plan

During the quarter, DeVry repurchased 1,130,874 shares of its common stock for approximately $25.7 million, at an average cost of $22.74 per share, under its seventh share repurchase program.

Conference Call and Webcast Information

DeVry will host a conference call on Oct. 25, 2012, at 3:30 p.m. Central Daylight Time (4:30 p.m. Eastern Daylight Time) to discuss its fiscal 2013 first-quarter results. The conference call will be led by Daniel Hamburger, president and chief executive officer, Tim Wiggins, senior vice president and chief financial officer, and Pat Unzicker, vice president of finance and chief accounting officer.

For those wishing to participate by telephone, dial 866-383-7998 (domestic) or 617-597-5329 (international). Use passcode 41365877 or say “DeVry Call”. DeVry Inc. will also broadcast the conference call live via the web. Interested parties may access the webcast through the Investor Relations section of the company's website, or http://www.media-server.com/m/p/wxk342hb. Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry will archive a telephone replay of the call until Nov. 14, 11:59 p.m. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international), passcode 95071316. To access the webcast replay, please visit the company's website, or http://www.media-server.com/m/p/wxk342hb.

About DeVry Inc.

DeVry's purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of Advanced Academics, American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare and technology. DeVry’s institutions serve students in secondary through postsecondary education and professionals in accounting and finance. For more information, please call 630.353.3800 or visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry's most recent Annual Report on Form 10-K for the year ending June 30, 2012 and filed with the Securities and Exchange Commission on August 28, 2012.

Selected Operating Data (in thousands, except per share data)
	First Quarter
	FY 2013	FY 2012	Change
Revenues	$482,736	$519,038	-7.0%
Operating Income	$45,790	$79,865	-42.7%
Net Income	$31,989	$57,484	-44.4%
Earnings per Share (diluted)	$0.49	$0.83	-41.0%
Number of common shares (diluted)	65,109	69,467	-6.3%

September 2012 Enrollment Results

	2012	2011	% Change
DeVry Inc. Student Enrollments(1)
Total students	126,345	134,582	-6.1%

DeVry University
Undergraduate – September Session
New students	6,580	7,200	-8.6%
Total students	56,086	65,933	-14.9%
Graduate – September Session
Coursetakers(2)	22,072	23,937	-7.8%
Online
Total coursetakers(2)(3)	71,200	78,602	-9.4%

Chamberlain College of Nursing
September Session
New students	1,625	1,065	52.6%
Total students	12,050	10,029	20.2%

Carrington Colleges Group
3 months ending September 30
New students	3,396	2,548	33.3%
Total students	7,628	8,322	-8.3%

DeVry Medical International
September Session
New students	925	853	8.4%
Total students	6,209	6,082	2.1%

DeVry Brasil(4)
New students	4,179	4,090	2.2%
Total students	26,346	24,135	9.2%

	Percent Employed (5)	Average Salary
Graduate Employment Statistics
DeVry University (Undergraduate)	85.7%	$42,623
1.	Excludes Becker and Advanced Academics.
2.	The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.
3.	Includes both undergraduate and graduate students.
4.	2012 and 2011 data includes FBV and FAVIP.
5.	Six-session average ending February 2012; includes graduates of associate and bachelor’s degree programs. Denominator excludes graduates continuing their education, foreign graduates ineligible to work in the United States/Canada and those unable to accept career advising assistance because of extreme circumstances, such as military service or critical illness. Numerator excludes graduates who actively pursued employment for less than 180 days and did not become employed. Information presented is based on graduate-provided data.

Chart 1: DeVry Inc. Calendar 2012 and 2013 Announcements & Events

November 7, 2012	Annual Shareholder’s Meeting

February 6, 2013	Fiscal 2013 Second Quarter Results and November/January Enrollment

DeVry University
Chamberlain College of Nursing
Carrington Colleges Group
DeVry Medical International

April 23, 2013	Fiscal 2013 Third Quarter Results and March Enrollment

DeVry University
Chamberlain College of Nursing
Carrington Colleges Group
DeVry Brasil

August 15, 2013	Fiscal 2013 Fourth Quarter and May/July Enrollment

DeVry University
Chamberlain College of Nursing
Carrington Colleges Group
DeVry Medical International

October 24, 2013	Fiscal 2014 First Quarter Results and Enrollment

DeVry University
Chamberlain College of Nursing
Carrington Colleges Group
DeVry Medical International
DeVry Brasil

November 6, 2013	Annual Shareholder’s Meeting

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	September 30,	June 30,	September 30,
	2012	2012	2011

ASSETS

Current Assets

Cash and Cash Equivalents	$247,566	$174,076	$322,918
Marketable Securities and Investments	2,750	2,632	2,337
Restricted Cash	4,546	2,498	5,697
Accounts Receivable, Net	190,727	113,911	151,428
Deferred Income Taxes, Net	25,279	27,845	21,712
Refundable Income Taxes	34,651	40,278	0
Prepaid Expenses and Other	40,534	39,874	41,139

Total Current Assets	546,053	401,114	545,231

Land, Buildings and Equipment

Land	65,249	65,172	61,378
Buildings	389,306	386,028	352,043
Equipment	470,315	433,949	426,345
Construction In Progress	35,931	61,752	51,860

	960,801	946,901	891,626

Accumulated Depreciation and Amortization	(393,142)	(387,924)	(375,841)

Land, Buildings and Equipment, Net	567,659	558,977	515,785

Other Assets

Intangible Assets, Net	297,054	285,220	321,250
Goodwill	564,841	549,961	589,780
Perkins Program Fund, Net	13,450	13,450	13,450
Other Assets	31,263	29,894	26,431

Total Other Assets	906,608	878,525	950,911

TOTAL ASSETS	$2,020,320	$1,838,616	$2,011,927

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	September 30,	June 30,	September 30,
	2012	2012	2011

LIABILITIES

Current Liabilities

Accounts Payable	$62,105	$63,094	$65,678
Accrued Salaries, Wages and Benefits	83,653	77,741	77,925
Accrued Expenses	69,731	76,243	50,128
Advance Tuition Payments	20,930	20,580	18,135
Deferred Tuition Revenue	237,830	77,551	250,830

Total Current Liabilities	474,249	315,209	462,696

Non-Current Liabilities

Deferred Income Taxes, Net	67,729	62,276	75,490
Deferred Rent and Other	101,946	96,496	67,851

Total Non-current Liabilities	169,675	158,772	143,341

TOTAL LIABILITIES	643,924	473,981	606,037

NON-CONTROLLING INTEREST	8,637	8,242	7,176

SHAREHOLDERS' EQUITY

Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
63,782,000, 64,722,000 and 67,758,000 Shares issued
and outstanding at September 30, 2012, June 30, 2012
and September 30, 2011, respectively.	743	741	739
Additional Paid-in Capital	278,144	272,962	256,159
Retained Earnings	1,520,415	1,488,988	1,424,866
Accumulated Other Comprehensive Income	(5,412)	(5,889)	5,348
Treasury Stock, at Cost (10,544,000, 9,386,000 and 6,171,000
Shares, Respectively)	(426,131)	(400,409)	(288,398)

TOTAL SHAREHOLDERS' EQUITY	1,367,759	1,356,393	1,398,714

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,020,320	$1,838,616	$2,011,927

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter
	Ended September 30,

	2012	2011

REVENUES:
Tuition	$451,501	$486,487
Other Educational	31,235	32,551

Total Revenues	482,736	519,038

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	242,545	238,248
Student Services and Administrative Expense	194,401	200,925

Total Operating Costs and Expenses	436,946	439,173

Operating Income	45,790	79,865

INTEREST AND OTHER (EXPENSE) INCOME:
Interest Income	561	184
Interest Expense	(1,491)	(522)

Net Interest and Other (Expense) Income	(930)	(338)

Income Before Income Taxes	44,860	79,527

Income Tax Provision	13,038	22,215

NET INCOME	31,822	57,312

Net Loss Attributable to Non-controlling Interest	167	172

NET INCOME ATTRIBUTABLE TO DEVRY INC.	$31,989	$57,484

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY INC. SHAREHOLDERS
Basic	$0.49	$0.84
Diluted	$0.49	$0.83

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY
	For The Three Months
	Ended September 30,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$31,822	$57,312
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Expense	5,716	4,899
Depreciation	20,490	17,513
Amortization	2,442	2,483
Provision for Refunds and Uncollectible Accounts	20,531	21,297
Deferred Income Taxes	5,792	9,256
Loss (Gain) on Disposals of Land, Buildings and Equipment	359	(63)
Changes in Assets and Liabilities:
Restricted Cash	(2,048)	(3,389)
Accounts Receivable	(93,881)	(58,627)
Prepaid Expenses And Other	7,044	(6,668)
Accounts Payable	(991)	1,145
Accrued Salaries, Wages, Expenses and Benefits	6,431	(25,110)
Advance Tuition Payments	136	(3,930)
Deferred Tuition Revenue	160,279	170,518

NET CASH PROVIDED BY OPERATING ACTIVITIES	164,122	186,636

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(26,237)	(33,820)
Marketable Securities Purchases	(8)	(10)
Payment for Purchase of Business, net of Cash Acquired	(29,538)	(227,828)

NET CASH USED IN INVESTING ACTIVITIES	(55,783)	(261,658)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	1,030	2,581
Proceeds from Stock issued Under Employee Stock Purchase Plan	487	388
Repurchase of Common Stock for Treasury	(25,712)	(44,450)
Cash Dividends Paid	(9,793)	(8,285)
Excess Tax Benefit from Stock-Based Payments	6	313

NET CASH USED IN FINANCING ACTIVITIES	(33,982)	(49,453)

Effects of Exchange Rate Differences	(867)	248

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	73,490	(124,227)

Cash and Cash Equivalents at Beginning of Period	174,076	447,145

Cash and Cash Equivalents at End of Period	$247,566	$322,918

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Quarter
	Ended September 30,
			Increase
	2012	2011	(Decrease)
REVENUES:
Business, Technology and Management	$284,614	$337,596	-15.7%
Medical and Healthcare	158,357	147,453	7.4%
International, K-12 and Professional Education	39,765	33,989	17.0%

Total Consolidated Revenues	482,736	519,038	-7.0%

OPERATING INCOME:
Business, Technology and Management	25,570	61,362	-58.3%
Medical and Healthcare	25,182	23,289	8.1%
International, K-12 and Professional Education	(309)	(2,987)	NM
Reconciling Items:
Amortization Expense	(2,278)	(2,318)	NM
Depreciation and Other Corporate	(2,375)	519	NM

Total Consolidated Operating Income	45,790	79,865	-42.7%

INTEREST AND OTHER (EXPENSE) INCOME:
Interest Income	561	184	204.9%
Interest Expense	(1,491)	(522)	185.6%

Net Interest and Other (Expense) Income	(930)	(338)	NM

Total Consolidated Income before Income Taxes	$44,860	$79,527	-43.6%

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates, (630) 353-3800
jbates@devry.com
or
Media Contact:
Larry Larsen, (312) 895-4717
llarsen@sardverb.com